Exhibit 99.1

EXACT SCIENCES TO WEBCAST PRESENTATION AT
WACHOVIA SECURITIES SECOND ANNUAL CANCER
DIAGNOSTICS CONFERENCE

Marlborough, Mass. – February 23, 2004 – EXACT Sciences Corporation (NASDAQ: EXAS) announced today that its presentation at the Wachovia Securities Second Annual Cancer Diagnostics Conference will be webcast live.

Don Hardison, EXACT Sciences’ President and CEO, and Anthony Shuber, EXACT Sciences’ Chief Technology Officer, will deliver the presentation on Tuesday, February 24, 2004 at 4:30 p.m. (Eastern Standard Time) at The New York Palace Hotel in New York City.  The webcast of the presentation may be accessed at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations page.  An archived version of the webcast will be available for 60 days following the live presentation.

About EXACT Sciences Corporation

EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs.  Its DNA-based assay, PreGen-Plus™, is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26™, intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.